Exhibit 99.1

Long Island Iced Tea Corp. Appoints Industry Veterans, Increases Leadership Capability

- Julian Davidson appointed as Executive Chairman of the Board of Directors-

- Richard Allen appointed as Chief Financial Officer -

Hicksville, NY (June 7, 2016) — Long Island Iced Tea Corp. (OTCQB: LTEA) (the “Company”), a growth-oriented company focused on the ready-to-drink (“RTD”) tea segment in the beverage industry, today announced the appointment of two senior executives. Julian Davidson, who first joined the Company in June 2015 as a consultant to assist in the execution of its growth initiatives, has been appointed as Executive Chairman of the Board of Directors of the Company. Additionally, Richard Allen, the former Chief Financial Officer of Snapple Beverages Group, has been appointed as Chief Financial Officer of the Company.

Philip Thomas, Chief Executive Officer of the Company, commented, “We feel it is critical to surround ourselves with exceptionally talented individuals as we continue executing our growth strategies. Julian has extensive experience in the beverage industry and has added significant value since joining our team last year. In his new role as Executive Chairman, we look forward to Julian helping to guide our growth through this exciting time at the Company.

“I am honored to expand my role and serve as Executive Chairman of Long Island Iced Tea,” Davidson said. “Phil and his team have achieved great success thus far and I am excited to continue helping the Company in seeking to realize its growth potential.”

Mr. Davidson has nearly 25 years of experience in the beverage industry, including most recently serving as Chief Executive Officer of Independent Liquor NZ’s businesses in New Zealand, the United States and Canada. Independent Liquor NZ is New Zealand's leading manufacturer and distributor of pre-mixed RTD alcoholic beverages, as well as having beer, spirit and cider portfolios, and is recognized for its highly innovative approach to brand development and marketing. In addition to being responsible for Independent Liquor’s New Zealand, US and Canadian operations, Mr. Davidson’s senior management career in the beverage and hospitality industries includes positions with Lion Nathan New Zealand and Australia, Pepsico New Zealand and Australia, and the Lantern Hotel Group. Mr. Davidson is also on the Board of Directors of Smartfoods, an innovative New Zealand food producer.

Mr. Thomas continued, “We are equally thrilled to have Richard join our team, bringing his extensive financial and beverage industry background to the Company. We expect that his decades of experience in the consumer segment, including over ten years in the iced tea market, will enable Rich to add tremendous value and insight to our Company”.

“I am excited to join the Company at a pivotal time in its history and look forward to helping it realize its growth strategy,” Mr. Allen said. “After spending nearly two decades in the beverage industry, I look forward to bringing my experience to a brand with such a strong and unique image.”

Mr. Allen most recently worked for Beverage Innovations, an incubator beverage company, serving on its Board of Directors and acting as Chief Financial Officer. He previously held various senior positions at Snapple and Cadbury Schweppes (who purchased Snapple in 2000 from Triarc Industries), including Senior Vice President of Business Development and M&A for Cadbury Schweppes Americas Beverages, General Manager of Pacific Snapple Distributors, Senior Vice President of Business Development and M&A for Snapple Distributors, and Chief Financial Officer of Snapple Beverage Group. Before joining Snapple, Mr. Allen worked for RJR Nabisco, previously Nabisco Brands and Standard Brands, in various audit, accounting and analytic positions culminating in Vice President and Corporate Assistant Controller.

About Long Island Iced Tea Corp.

Headquartered in Long Island, New York, Long Island Iced Tea Corp. operates in the ready-to-drink tea segment of the beverage industry. The Company markets and distributes non-alcoholic, premium iced tea bottled beverages made with quality ingredients that are offered at an affordable price. The Company is currently organized around its flagship brand Long Island Iced Tea, a premium, ready-to-drink iced tea sold primarily on the East Coast of the United States through a network of regional chain stores and distributors. The Company’s website is www.longislandicedtea.com.

Forward Looking Statements

This press release includes statements of the Company’s expectations, intentions, plans and beliefs that constitute "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are intended to come within the safe harbor protection provided by those sections. These statements, which involve risks and uncertainties, relate to the discussion of the Company’s business strategies and its expectations concerning future operations. These statements include any statement that does not directly relate to a historical or current fact. You can also identify these and other forward-looking statements by the use of such words as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "thinks," "estimates," "seeks," "predicts," "could," "projects," "potential" and other similar terms and phrases, including references to assumptions. These forward looking statements are made based on expectations and beliefs concerning future events affecting the Company and are subject to uncertainties, risks and factors relating to its operations and business environments, all of which are difficult to predict and many of which are beyond its control, that could cause its actual results to differ materially from those matters expressed or implied by these forward looking statements. These risks include the Company’s history of losses and expectation of further losses, its ability to obtain financing when and if necessary to implement its business plan, its ability to expand its operations in both new and existing markets, its ability to develop or acquire new brands, its relationships with distributors, the success of its marketing activities, the effect of competition in its industry and economic and political conditions generally, including the current economic environment and markets. More information about these and other factors are described under the caption "Risk Factors" in Long Island Iced Tea Corp.'s Annual Report on Form 10-K for the year ended December 31, 2015 and other reports the Company files with the Securities and Exchange Commission. When considering these forward looking statements, you should keep in mind the cautionary statements in this press release and the reports the Company files with the Securities and Exchange Commission. New risks and uncertainties arise from time to time, and the Company cannot predict those events or how they may affect it. The Company assumes no obligation to update any forward looking statements after the date of this press release as a result of new information, future events or developments, except as required by the federal securities laws.

Contacts:

For Investors

Phil Thomas

Long Island Iced Tea Corp.

1-855-542-2832

info@longislandteas.com